UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2006

THE YANKEE CANDLE COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-15023	04 259 1416
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

16 Yankee Candle Way
South Deerfield, Massachusetts	01373
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (413) 665-8306
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 25, 2006, The Yankee Candle Company, Inc. (the “Company”) entered into an asset purchase agreement with Candle Acquisition Co. (d/b/a Illuminations) (“Illuminations”), pursuant to which the Company acquired certain assets and liabilities of Illuminations, including assets and liabilities related to the ownership and operation of certain Illuminations retail stores and the consumer direct business of Illuminations, for $22.0 million in cash (subject to certain adjustments as described in the asset purchase agreement).
     The foregoing description of the asset purchase agreement is not complete and is qualified in its entirety by reference to the asset purchase agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     The purchase price was determined as a result of arms’-length negotiations between the Company and Illuminations.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YANKEE CANDLE COMPANY, INC.
Date: July 31, 2006	By:	/s/ Craig W. Rydin
Craig W. Rydin
Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated July 25, 2006, between The Yankee Candle Company, Inc. and Candle Acquisition Co. (d/b/a “Illuminations”)